UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 13, 2010

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code:  626-303-7902

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Redemption of Series A Convertible Preferred Stock

Pursuant to a call notice issued by STAAR, STAAR will repurchase the 1.7 million outstanding shares of Series A Convertible Preferred Stock (the “Preferred Stock”) at a redemption price of $4.00 per share. STAAR’s April 23, 2010 call notice established May 24, 2010 (the “Redemption Date”) as the date on which STAAR elected to redeem all unconverted shares of Preferred Stock and May 17, 2010 as the date on which the right of the holders to convert their shares of Preferred Stock into common stock at a 1:1 ratio expired.  The expiration of the conversion right on May 17, 2010 has resulted in an obligation of STAAR to repurchase all 1.7 million shares of Preferred Stock at an aggregate purchase price of $6.8 million on May 24, 2010, or on the soonest subsequent date when the shares of Preferred Stock are tendered to STAAR.

The Company originally issued the Preferred Stock on December 29, 2007 (the “Closing Date”), as part of the purchase price for the remaining 50% of the shares of Canon Staar Co., Inc. (“Canon Staar”) that had been owned previously by Canon Inc. and Canon Marketing Japan Inc. (“Canon Marketing” and, collectively with Canon Inc., the “Canon companies”).  In the transaction (the “Acquisition”), STAAR obtained 100% ownership of Canon Staar, which was renamed STAAR Japan, Inc. (“STAAR Japan”) as of the acquisition date.  Prior to the Acquisition, Canon Staar was a joint venture owned 50% by STAAR and 50% by the Canon companies and operating under a Joint Venture Agreement since 1988.  In the acquisition STAAR also purchased Canon Marketing’s IOL distribution business, which had been the exclusive distributor of STAAR and Canon STAAR products in Japan.

The rights, preference and privileges of the Preferred Stock are set forth in a Certificate of Designation that is part of the company’s Certificate of Incorporation filed with the Delaware Secretary of State.  Under the Certificate of Designation, the Preferred Stock has been convertible into STAAR’s common stock at a 1:1 ratio at the option of the holders at any time.  STAAR has had the option to call the Preferred Stock at $4.00 per share since December 29, 2008.  The holders would have had the right to require STAAR to redeem (to buy back) the Preferred Stock at $4.00 per share with 30 days’ notice beginning on December 29, 2010. As a result of STAAR’s election to redeem the Preferred Stock on May 24, 2010, the holder’s right to convert, which was never exercised, expired at the close of business on May 17, 2010 (five business days before the redemption date).

After completing the redemption STAAR will retire the shares of Preferred Stock.  STAAR will also terminate the reserve that it placed on 1.7 million shares of its common stock to provide for conversion, and those shares will be returned to STAAR’s pool of authorized and unissued shares.  STAAR has on file an effective registration statement on Form S-3 that would permit the holders of Preferred Stock to publicly sell any common stock received on conversion of the Preferred Stock; because the shares will not be issued STAAR plans to withdraw the registration statement.

Item 5.07	Submission of Matters to a Vote of Security Holders

a.           The annual meeting of the stockholders of the Company (the “Annual Meeting”) was held on May 19, 2010.  34,866,728 shares of common stock were outstanding on the record date for the Annual Meeting (March 22, 2010) and entitled to vote at the Annual Meeting.

b.           At the Annual Meeting each of the six nominated candidates for director was re-elected to serve until the annual meeting of stockholders in 2011 and until his successor is duly elected and qualified.The vote was as follows:

	Number of Shares
	For	Withheld
Don Bailey	22,335,325	1,018,602
Barry Caldwell	22,875,035	478,892
Donald Duffy	22,805,013	548,914
Richard A. Meier	21,192,435	2,161,492
John C. Moore	21,191,755	2,162,172
David Morrison	20,677,384	2,676,543

c.           At the Annual Meeting, the stockholders approved a proposal to amend and restate the STAAR Surgical Company 2003 Omnibus Equity Incentive Plan to extend the term of the plan to May 18, 2020 and increase the number of shares of the Company’s common stock reserved for issuance under the plan by two million shares.   The vote was as follows:

Number of Shares
For	Against	Abstain
21,515,782	1,811,061	27,084

d.           Because brokers did not have discretionary authority to vote on any matter, there were no broker non-votes at the Annual Meeting.

Item 8.01	Other Events

STAAR has prepared a revised slide presentation to be used in discussions with investors and potential investors, which was first used at the Benchmark Company, LLC One-on-One Investor Conference on Thursday, May 13, 2010. A copy of the slide presentation is furnished as Exhibit 99.1 to this report, and is incorporated herein by this reference. The material information included in the slide presentation has been previously made public in other filings and releases of the Company. The slide presentation includes pro forma or non-GAAP financial information. The Company incorporates by reference its previous filings with the Securities and Exchange Commission that provide related reconciliation information.

The preliminary results of research on the accommodating properties of the Collamer® lens material, and any other information about the performance of STAAR’s products, is provided in the slide presentation for the information of investors.  It does not constitute a claim of therapeutic benefit or indication for use.

Safe Harbor

All statements in this report that are not statements of historical fact are forward-looking statements, including statements about any of the following: STAAR’s possible achievement of profitability, projections of earnings; revenue; sales; cash or any other financial items; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans; prospects for any product approval, including approval of the Visian Toric ICL in the U.S.; the outcome of plans to develop accommodating lenses or other products; the financial effect of the Domilens divestiture; statements of belief; and any statements of assumptions underlying any of the foregoing.

These statements are based on expectations and assumptions as of the date of this Report and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our history of losses, the negative effect of the global recession on sales of products, especially products such as the ICL used in non-reimbursed elective procedures; the challenge of managing our foreign subsidiaries; the risk that sales of our newly introduced products may not restore profitability to our U.S. IOL product line; the risk that clinical research into the accommodating power of the nanoFLEX lens may not confirm early results and we may be unable to add a new claim to our labeling, the discretion of the FDA and other regulators in approving new products and the risk that they will not approve our new products, our ability to overcome negative publicity resulting from warning letters and other correspondence from the FDA Office of Compliance and to demonstrate to the agency that its past concerns have been resolved; the willingness of surgeons and patients to adopt a new product and procedure; and the potential effect of recent negative publicity about LASIK on the demand for refractive surgery in general in the U.S. STAAR assumes no obligation to update its forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

STAAR's current data on the accommodating properties of the Collamer material and comparisons with the performance of other products included in the slide presentation derive from the reports of individual independent clinicians and have not been subjected to large scale clinical studies. STAAR's current nanoFLEX IOL does not currently have an FDA labeling claim for accommodation. STAAR cannot assure that its further research will support a claim that either its current Collamer lenses or future designs restore the eye's ability to accommodate. If clinical research does not support these claims, or supports only a narrow range of accommodation, STAAR's Collamer accommodation project may not result in increased sales. New lens designs may require clinical research studies and applying for the FDA's premarket approval, which are expensive and could result in delay or denial of approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2010	STAAR Surgical Company

	By:	/s/Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Slide presentation of the Company dated May 2010.